Exhibit 10.3
This Instrument Prepared By:
T. Daniel Goodwin
Gill Elrod Ragon Owen & Sherman, P.A.
425 West Capitol Ave., Suite 3801
Little Rock, Arkansas 72201
Loan Number: 2757504497
MORTGAGE, SECURITY AGREEMENT
AND ABSOLUTE ASSIGNMENT OF LEASES AND RENTS
(Secures Obligatory Future Advances)
Notwithstanding anything to the contrary herein, enforcement of this Mortgage is limited to an initial known principal debt amount of $8,000,000 under Chapter 287 of the Minnesota Statutes.
     This MORTGAGE, SECURITY AGREEMENT AND ABSOLUTE ASSIGNMENT OF LEASES AND RENTS (the “Mortgage”) is dated this 28th day of October, 2008, and is executed and entered into by and between LAKES ENTERTAINMENT, INC., with an address of 130 Cheshire Lane, Minnetonka, Minnesota 55305(“Borrower”), in favor of FIRST STATE BANK, or its successors or assigns (“Lender”).
     WHEREAS, Borrower is the owner of that certain real property located in Hennepin County, Minnesota, containing an approximately 60,000 square foot office building; and
     WHEREAS, contemporaneously herewith Lender shall lend funds to Borrower for the purpose of providing working capital and funding expenses related to the closing of the transactions contemplated herein (the “Project”); and
     WHEREAS, Borrower’s indebtedness to Lender with respect to the Project is evidenced by that certain $8,000,000 Secured Line of Credit Promissory Note of even date herewith (said note, together with all extensions, renewals, modifications, consolidations, substitutions, replacements, restatements and increase additional advances evidenced by other written documents or otherwise thereof being collectively referred to herein as the “Note”); and
     WHEREAS, Borrower desires to secure repayment of the Note by means of Borrower’s execution and delivery of this Mortgage to Lender;
     NOW, THEREFORE, in consideration of the mutual covenants and conditions referenced and exchanged herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

ARTICLE I
GRANTS OF SECURITY
     Section 1.1 Property Mortgaged. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender, and grant a security interest to Lender in, the following property, rights, interests, and estates now owned, and hereafter acquired by Borrower (collectively, the “Property”):
(a)	Land. That real property which is more fully described on EXHIBIT A, attached hereto (the “Land”);

(b)	Additional Land. All additional property interests related to the Land hereafter acquired by Borrower for use in the development of the Land that may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Mortgage; and

(c)	Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements, and improvements now or hereafter erected or located on the Land and owned by Borrower (the “Improvements”); and

(d)	Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, tides, interests, privileges, liberties, servitude, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in any street, road or avenue, opened or proposed, in front of or adjoining the Land, and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both at law and in equity of Borrower of, in and to the Land, the Improvements and every part and parcel thereof, with the appurtenances thereto (collectively, the “Easements”); and

(e)	Fixtures. All machinery and equipment affixed to or used in conjunction with the Land, the Easements and the Improvements in such a manner that the same are deemed to be fixtures or real property under Minnesota law (including, but not limited to all heating, air-conditioning, plumbing, lighting, communications and elevator fixtures) owned by Borrower, or in which Borrower has or shall have an interest, now and hereafter located upon the Land, the Easements, or the Improvements, or appurtenant thereto, or used in connection with the present or future operation and occupancy of the Land, the Easements, and the Improvements owned by Borrower (collectively, the “Fixture”); and

(f)	Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of all or any part of the Land, the Improvements or the Easements heretofore and hereafter entered into whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. Section 101, et seq. (the

“Bankruptcy Code”), as the same may be amended from time to time (collectively, the “Leases”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder, and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land, the Improvements and the Easements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt (defined in Section 2.1) in accordance with Applicable Law (defined in Section 3.9); and
(g)	Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Land, the Improvements and the Easements, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right) or for a change of grade, access, or for any other injury to or decrease in the value of the Land, the Improvements and the Easements; and

(h)	Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Land, the Improvements and the Easements, including, without limitation, the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Land, the Improvements and the Easements; and

(i)	Conversion. All proceeds of the voluntary or involuntary conversion of the Land, the Improvements and the Easements, including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims; and

(j)	Rights. The right, in the name and on behalf of Borrower while an Event of Default (defined in Article 10) remains uncured, to commence any action or proceeding to protect the interest of Lender in the Land, the Improvements and the Easements and to appear in and defend any action or proceedings brought with respect to the Land, the Improvements and the Easements; and

(k)	Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, including all management, maintenance and service contracts, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land, the Improvements and the Easements and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to Borrower thereunder; and

(l)	Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (l) above and all accounts receivable, general intangibles,

security deposits and other ancillary documents and agreements entered into in connection with the operation of the Property by the Borrower and in which the Borrower has rights; all permits, plans, licenses, specifications, subdivision rights, preliminary and final plats, surveys, brochures, advertisements, security interests, contracts, contract rights, or other rights which may affect or otherwise relate to the Property and in which the Borrower has rights; all rights, waivers, privileges, prescriptions, accretions, and advantages which belong to or pertain to the Property and in which the Borrower has rights; and all other interests of every kind and character which Borrower now has or may hereafter acquire in and to the Land, the Improvements and the Easements and rights therein described above.
     Section 1.2 Assignment of Leases and Rents. Borrower hereby absolutely and unconditionally assigns to Lender Borrower’s right, title and interest in and to all current and future Leases and Rents. Borrower intends this assignment as a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.6, Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold a portion of the Rents sufficient to discharge all current sums due on the Debt (defined in Section 2.1), for use in the payment of such sums.
     Section 1.3 Security Agreement. This Mortgage is both a real property mortgage and a “security agreement” within the meaning of the Arkansas or Minnesota Uniform Commercial Codes, as applicable. The Property includes both real and personal property to the extent described in Section 1.1 and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Mortgage, Borrower hereby grants to Lender, as security for the Obligations (defined in Section 2.3), a security interest in the Property to the full extent that the Property may be subject to the Arkansas or Minnesota Uniform Commercial Code, as applicable, and, further, authorizes Lender to file and execute on behalf of Borrower, if necessary, all financing statements and continuation statements that might be required by law in order to perfect Lender’s security interests in and to the Property and other collateral being granted to Lender hereunder.
     Section 1.4 Pledge of Monies Held. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (defined in Section 3.4), as additional security for the Obligations until expended or applied as provided in this Mortgage.
     TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, forever;
     PROVIDED, HOWEVER, that this conveyance and these presents are upon the express condition that, if Borrower shall pay to Lender the Debt at the time and in the manner provided in the Note and this Mortgage these presents and the estate hereby granted shall cease, terminate, and be void, except that Borrower’s obligations created in Articles 12 and 13 hereof shall continue.
     IT IS EXPRESSLY AGREED AND UNDERSTOOD that the principal amount secured hereby is subject to multiple future advances pursuant to the terms and conditions of that Secured

Line of Credit Loan Agreement of even date herewith. Lender is obligated to fund such future advances in accordance with the terms and conditions of said Secured Line of Credit Loan Agreement.
     All recitals set forth in the preamble of this instrument are incorporated herein by this reference.
ARTICLE 2
DEBT AND OBLIGATIONS SECURED
     Section 2.1 Debt. This Mortgage and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (collectively, the “Debt”):
(a)	The payment in lawful money of the United States of America of the indebtedness evidenced by the Note together with all extensions, renewals, modifications, consolidations, substitutions, replacements, restatements and increased additional advances evidenced by other written documents or otherwise;

(b)	The payment of interest, default interest, late charges and other sums, as provided in the Note, this Mortgage and/or Other Security Documents (defined in Article 3);

(c)	The payment of all sums advanced by Lender to protect and preserve the Property and the lien and the security interest created hereby, including, but not limited to, payment of taxes, assessments, insurance premiums, or other costs incurred for the protection of the Property, and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, modification, consolidation, change substitution, replacement, restatement or increase of the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender; and

(d)	The payment of all other sums of whatever nature which may be advanced by Lender to Borrower under the Note, this Mortgage and/or the Other Security Documents regardless of when such advance may be made, the amount of any such advance, or the means by which such advance is evidenced.
     Section 2.2 Other Obligations. This Mortgage and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (collectively, the “Other Obligations”):
(a)	The performance of all other obligations of Borrower contained herein and in the Other Security Documents;

(b)	The performance of each obligation of Borrower contained in the Note in addition to the payment of the Debt;

(c)	The performance of each obligation of Borrower contained in any renewal, extension, modification, consolidation, change, substitution, replacement for, restatement or increase of all of any part of the Note, this Mortgage, or the Other Security Documents;

(d)	After the occurrence of an Event of Default, the payment of all reasonable appraisal, engineering, accounting, property management, legal and other reasonable fees and costs incurred by Lender; and

(e)	The payment and performance of all other obligations evidenced by agreements or understandings by and between the Lender and the Borrower.
     Section 2.3 Debt and Other Obligations. Borrower’s obligations to pay the Debt in a timely manner and to perform the Other Obligations in a timely manner shall be referred to collectively as the “Obligations.”
     Section 2.4 Payments. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due beyond any grace period shall be and continue to be an Event of Default until such entire amount then due has been paid. Time is of the essence in connection with the payment and the performance of Obligations hereunder. All payments shall be applied to Lender expenses, interest, principal and otherwise in accordance with the terms and conditions of the Note, or as otherwise required by Applicable Law.
ARTICLE 3
COVENANTS
     All the covenants, conditions and agreements contained in the Note and all documents other than the Note and this Mortgage now or hereafter executed by Borrower and others in favor of Lender, which wholly or partially secure payment of the Note or the other Obligations (the “Other Security Documents”), are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein. Additionally, Borrower covenants and agrees that:
     Section 3.1 Payment of Debt. Borrower shall pay the Debt at the time and in the manner provided in the Note and in this Mortgage.
     Section 3.2 Insurance. Borrower will maintain throughout the term of the Loan the Insurance Policies, premiums prepaid, with insurance companies satisfactory to Lender, in such amounts and against such risks as shall be reasonably required by Lender, including, but not limited to, the following:

(a)	If applicable, builder’s risk insurance, extended coverage insurance against loss or damage by fire, lightning, windstorm, hail, explosion, riot, vandalism, malicious mischief, riot attending a strike, civil commotion, aircraft, vehicles, smoke and other risks from time to time included under “extended coverage” policies, in an amount not less than the unpaid principal amount of the Note or the then-current replacement cost of the Property, whichever is greater, but in no event less than the amount required to avoid co-insurance, and including, to the extent possible, (i) an Agreed Amount Endorsement, (ii) a Replacement Cost Endorsement, (iii) a Standard Lender Clause (Lender and any party designated by Lender to be named as mortgagee and loss payee), and (iv) an Inflation Guard Endorsement. Provided there is not then existing any Event of Default hereunder, Lender shall make the proceeds of such policy or policies available to Borrower for repair and restoration of the Property in accordance with the terms of this Mortgage;

(b)	Appropriate worker’s compensation or other insurance against liability arising from claims or of workers in respect of and during the period of any work on or about the Property;

(c)	General public liability and property damage insurance applicable to the Property in amounts approved from time to time by Lender, which insurance shall provide coverage to Lender and any other parties designated by Lender as additional insureds; and

(d)	In the event that the Property hereafter becomes identified by the Secretary of Housing and Urban Development or by any other governmental department, agency, bureau, board or instrumentality as an area having special flood hazards, flood insurance in an amount equal to the lesser of (i) the outstanding principal balance of the Loan from time to time, or (ii) the maximum limit of coverage made available with respect to the Property under the Federal Flood Insurance Program. All Insurance Policies shall name Lender and parties designated by Lender as loss payee, as their respective interests may appear, and shall contain an agreement to notify Lender in writing at least thirty (30) days prior to cancellation of such policy.
     Section 3.3 Payment of Taxes, Etc.
     (a) Borrower shall pay or cause to be paid by their due date all taxes, assessments, governmental impositions, and other charges now and hereafter levied or assessed or imposed against the Property or any part thereof (the “Taxes”), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), and all charges for utility services provided to the Property as same become due and payable. Borrower shall furnish Lender with receipts or tax statements marked “Paid” to evidence the payment of all Taxes or Other Charges on or before ten (10) days prior to the date such become delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged by bond or otherwise any lien or charge whatsoever which may be or become a lien or charge against the Property.

     (b) Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (1) no Event of Default has occurred and is continuing under the Note, this Mortgage or any of the Other Security Documents, (2) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (3) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (4) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (5) Borrower shall have set aside adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, and (6) Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon, taking into consideration the amount in the Escrow Fund available for the payment of Taxes.
     Section 3.4 Escrow Fund. Borrower shall pay all Taxes on or before the date such Taxes are due and payable, and shall and provide Lender with written proof of such payment within thirty (30) days after such payment. Borrower shall pay (or cause to be paid) all Insurance Premiums on or before the due date thereof and shall provide Lender written proof of such payment within ten (10) days of payment. Upon the occurrence of an Event of Default, Lender may require Borrower to establish an Escrow Fund (defined below) with Lender, its assigns or designees sufficient to discharge Borrower’s obligations for the payment of all Taxes and Insurance (the “Escrow Fund”). Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate tax authority. The Escrow Fund shall constitute a trust fund and shall not be commingled with other monies held by Lender. Unless otherwise required by Applicable Law, the Escrow Fund shall be held in an interest-bearing account and interest shall be payable to Borrower on an annual basis as of December 31st each year. Lender shall pay from the Escrow Funds the Taxes, Insurance and Other Charges on or before the due date thereof.
     Section 3.5 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings to the extent permitted by law and upon an Event of Default, Borrower shall deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Mortgage. Upon the occurrence of an Event of Default, Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by the power of eminent domain, Borrower shall promptly commence and diligently prosecute the Restoration of the Property in accordance with Section 4.2 of this Mortgage. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt, provided that any award or payment remaining after payment of the Debt shall be delivered to Borrower. Provided there is not then existing any Event of Default hereunder, Lender shall make the condemnation award or payment available to Borrower for repair and restoration of the Property in accordance with the terms of hereof.
     Section 3.6 Leases and Rents. Except as otherwise consented to by Lender, all Leases entered into with respect to the Property from and after the date hereof shall be written on a standard form of lease which shall have been approved by Lender. No material changes may be made to the Lender-approved standard lease without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or charged for.
     Section 3.7 Maintenance of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements shall not be removed, demolished or materially altered without the consent of Lender, which shall not be unreasonably withheld or delayed.
     Section 3.8 Waste. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Mortgage. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining and extraction thereof.
     Section 3.9 Compliance with Laws.
     (a) Borrower shall promptly materially comply or cause compliance with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof (“Applicable Law”).
     (b) Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations that relate to compliance with Applicable Laws.
     (c) Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (1) no Event of Default has occurred and is continuing under the Note, this Mortgage or any of the Other Security Documents; (2) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (3) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder; (4)

neither the Property nor any part thereof or interest therein nor any of the tenants or occupants thereof shall be affected in any material adverse way as a result of such proceeding; and (5) Borrower shall have furnished to Lender all other items reasonably requested by Lender relating to said contest.
     Section 3.10 Books and Records; Inspection.
     (a) Borrower shall deliver to Lender: (a) quarterly financial statements within forty-five (45) days after the end of each fiscal quarter (b) annual financial statements within ninety (90) days after the end of each fiscal year, (c) such other information as Lender might reasonably request from time to time. With regard to internally generated reports, all shall be certified by Borrower’s Chief Executive Officer and Chief Financial Officer as being true and correct.
     (b) Borrower and its affiliates shall furnish Lender with such other additional financial or management information as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender. Lender expressly reserves the right to receive from Borrower true and correct monthly operating statements and rent rolls applicable to Borrower’s operation of the Property. Borrower shall additionally provide to Lender on each anniversary date of this instrument a revised financial statement of Borrower’s net worth and income and, when prepared, copies of all state and federal tax returns.
     (c) Borrower shall permit Lender, and its agents and representatives, to enter upon the Land and any location where materials intended to be utilized in the construction of the Improvements are stored, for the purpose of inspection of the Land, the Improvements and such materials at all reasonable times. The costs of all such inspections while an Event of Default exists shall be borne by Borrower; otherwise, they shall be borne by Lender.
     Section 3.11 Payment for Labor and Materials. Borrower shall promptly pay or cause to be paid when due all bills and costs for labor, materials, specifically fabricated materials incurred in connection with the Property and shall never permit to exist unless bonded over as set forth below, any lien or security interest on the Property, even though inferior to the liens and the security interests hereof, except for the Permitted Exceptions (defined in Section 5.1). At Borrower’s option, Borrower may contest in good faith any or all of the foregoing but must post a bond or other security reasonably acceptable to Lender in the amount of the contested sum as a condition to the contest.
     Section 3.12 Corporate Changes. Borrower shall not amend its organizational or governing documents in a manner that materially adversely affects Lender’s rights hereunder; dissolve; or fail to remain in good standing and authorized to do business in all jurisdictions where such standing or authorization is required with respect to Borrower.
     Section 3.13 Management Agreement. Borrower shall not enter into any management agreement associated with the management, administration and operation of the Property which would provide for the payment of a management fee greater than five percent (5%) of the revenues derived from the operation of the Property absent the express prior written consent and approval of the Lender, which shall not be unreasonably withheld, delayed or charged for.

     Section 3.14 Other Agreements. After the occurrence of an Event of Default, Lender may require, by written notice to Borrower, that Borrower shall enter into no contracts or agreements regarding the administration, operation or management of the Property or regarding the providing of services to the Property absent Lender’s prior express written approval. After the occurrence and during the continuance of an Event of Default, Lender reserves the right to withhold its approval to all of the foregoing within its sole discretion.
     Section 3.15 Limited Power of Attorney. Borrower does hereby grant unto Lender Borrower’s limited power of attorney (a) to execute in Borrower’s name and on Borrower’s behalf any and all UCC Financing Statements which may be required in order to perfect those security interests granted herein along with any and all related and appropriate extension or modification agreements associated with the foregoing, and (b) to endorse, upon the occurrence and continuation of an Event of Default, any rental or other payments to Borrower’s order so that same may be negotiated in favor of Lender or its assignee.
ARTICLE 4
SPECIAL COVENANTS
     Borrower covenants and agrees that:
     Section 4.1 Property Use. The Property shall be used only for lawful purposes, and for no other use without the prior written consent of Lender, which consent may be withheld in Lender’s discretion.
     Section 4.2 Casualty/Condemnation. In the event of a casualty or a taking by eminent domain, all proceeds therefrom shall be tendered solely and exclusively to the Lender. Whether or not Lender’s security is impaired, Lender may, at its election, receive and retain the proceeds and apply them to the reduction of the indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. Notwithstanding the foregoing, provided there is not then existing any Event of Default hereunder, Lender shall make such proceeds available to Borrower for repair and restoration of the Property. If the proceeds are made available for restoration and repair, the Borrower shall repair or replace the damaged or destroyed improvements in a manner reasonably satisfactory to the Lender. The Lender shall disburse such proceeds (either directly or through Lender’s title insurance company) directly to those performing the restoration and repair, as and when such payments become due. Any proceeds which have not been disbursed within 180 days after their receipt and which the Lender has not committed to the repair and restoration of the Property shall be used first to pay any amount owing to the Lender under this Mortgage, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Debt. If the Lender holds any proceeds after payment in full of the Debt, such proceeds shall be paid to Borrower as Borrower’s interests may appear.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES
     Each Borrower, separately and independently, represents and warrants to Lender and to Lender’s successors and assigns:

     Section 5.1 Warranty of Title. With regard to the Property that is owned in fee simple by Borrower as of the date of this instrument, Borrower has good title to the Borrower’s interest in the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses a fee simple absolute estate in the Borrower’s interest in the Property and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Mortgage (the “Permitted Exceptions”). Borrower shall forever warrant, defend and preserve the Borrower’s title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever.
     Section 5.2 Authority. Borrower (and the undersigned representative of Borrower) has full power, authority and legal right to execute this Mortgage, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Borrower’s interest in the Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Borrower’s part to be performed.
     Section 5.3 Legal Status and Authority. Borrower (a) is duly organized, validly existing and in good standing under the laws of Minnesota and (b) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, this Mortgage and the Other Security Documents.
     Section 5.4 Validity of Documents.
     (a) The execution, delivery and performance of the Note, this Mortgage and the Other Security Documents and the borrowing evidenced by the Note (1) are within the power and authority of Borrower; (2) have been authorized by all requisite organizational action; (3) have received all necessary approvals and consents, corporate, governmental or otherwise; (4) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law that would have a material adverse effect on Borrower’s ability to repay the loan advanced hereunder, any order or judgment of any court or governmental authority, the joint venture agreement or trust agreement of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (5) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (6) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this Mortgage in Hennepin County and except for Minnesota Uniform Commercial Code filings in Hennepin County and with the Minnesota Secretary of State relating to the security interest created hereby); and
     (b) The Note, this Mortgage and the Other Security Documents constitute the legal, valid and binding obligations of Borrower subject to the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the availability or enforcement of creditors’

rights, generally, and by a court’s direction to apply general remedies but which do not materially interfere with the practical realization of the benefits and security provided for herein.
     Section 5.5 Litigation. There is not now pending against or affecting the Property or Borrower nor is there to our knowledge threatened any action, suit or proceeding at law or in equity or by or before any administrative agency which, if adversely determined, would impair or affect the financial condition or operation of Borrower in any material respect that (a) has not been disclosed to Lender or (b) is not adequately covered by insurance.
     Section 5.6 Status of Property.
     Except as reflected on any survey of the Property that has been submitted by Borrower to Lender contemporaneously with the execution of this instrument:
(a)	No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law, or, if any portion of the Improvements is now or at any time in the future located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.2 hereof;

(b)	Borrower has obtained (or shall obtain prior to any construction) all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for its operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are or will be in full force and effect as of the respective dates thereof and not subject to revocation, suspension, forfeiture or modification;

(c)	The Property is free from material damage caused by fire and other casualty;

(d)	All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been or, when due, will be paid in full;

(e)	[RESERVED];

(f)	To the knowledge of Borrower, all liquid and solid waste disposal, septic and sewer systems located on the Property are in good and safe condition and repair and in material compliance with all Applicable Laws;

(g)	Borrower has received no written notice of an actual or threatened condemnation or eminent domain proceeding by any public or quasi-public authority; and

(h)	All the Improvements lie within the boundaries of the Property.

     Section 5.7 ERISA Compliance.
     (a) As of the date hereof and throughout the term of this Mortgage, (1) Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and (2) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA; and
     (b) As of the date hereof and throughout the term of this Mortgage, (1) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(3) of ERISA, and (2) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.
     Section 5.8 Leases. (a) Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable against Borrower and tenant; (c) the terms of all alterations, modifications and amendments to the Leases are reflected by the Leases delivered to and by execution hereof are approved by Lender; (d) none of the Rents reserved in the leases have been assigned or otherwise pledged or hypothecated (except to Lender); (e) none of the Rents have been collected more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance); (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exist no offsets or defenses to the payment of any portion of the Rents; (h) Borrower has received no notice from any tenant challenging the validity or enforceability of any Lease; (i) there are no agreements between Borrower and the tenants under the Leases other than expressly set forth in each Lease; (j) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (k) no person or entity has a possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (l) each Lease is subordinate to this Mortgage, either pursuant to its terms or a subordination agreement being delivered in connection with the giving of this Mortgage; (m) no brokerage commissions or finders fees are due and payable regarding any Lease; (n) all Leases which affect the Property are in full force and effect; and (o) to Borrower’s knowledge none of the tenants under such Leases are in default in connection with the payment and/or performance of their obligations under their respective Leases.
     Section 5.9 Taxes. Borrower has filed all federal and state income and other tax returns required to have been filed by Borrower and has paid all taxes and related liabilities which have become due pursuant to such returns and pursuant to any assessments received by Borrower, except for taxes and assessments which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with generally accepted accounting principles. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.
     Section 5.10 No Change in Facts or Circumstances. All information in the application for the loan submitted to Lender (the “Loan Application”) and in all financial statements, reports, certificates and other documents submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all material respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect.

     Section 5.11 Disclosure. Other than as may otherwise have been disclosed by Borrower to Lender, the representations and warranties made herein do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make such representations or warranties not misleading in any material respect.
     Section 5.12 Illegal Activity. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any criminal or other illegal activity and to the best of Borrower’s knowledge, there are no illegal activities or activities relating to controlled substance at the Property.
     Section 5.13 Financial Data. All financial data and other information of whatever nature that have been provided by Borrower to Lender with respect to Borrower (a) are complete and correct in all material respects and do not omit to state any material fact necessary in order to make the statements herein or therein not misleading; and (b) accurately present the financial condition of Borrower as of the date on which the same have been furnished. Borrower’s year-end balance sheet dated as of December 30, 2007 and quarterly balance sheet dated as of June 29, 2008 disclose all known material liabilities, direct and contingent, as of their respective dates. Other than as disclosed by Borrower in it public reports filed pursuant to the Securities Exchange Act of 1934, there has been no material adverse change in the financial condition of Borrower since December 30, 2007 other than changes in the ordinary course of business or changes attributable to market conditions generally, none of which changes has been both material and adverse. To the extent that the financial information referenced herein involves projections of future income and activity, Borrower disclaims its ability to realize and accomplish said projections and asserts only that said projections are made in good faith.
     Section 5.14 No Adverse Effect. Borrower is not in material default in performance, observance or fulfillment of any of the material obligations, covenants or conditions set forth in any agreement or instrument to which it is a party.
     Section 5.15 Insolvency. Borrower is not insolvent; has not made an assignment for the benefit of creditors; has not suspended business or commenced proceedings for dissolution or become insolvent; has not filed or become the subject of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under bankruptcy, insolvency or receivership laws for the relief of debtors, has not had any judgment, writ or warrant of attachment, or similar process, been entered or filed against it or any of its property or assets, which renders it insolvent or impairs its ability to continue doing business and which has remained unvacated, unbonded or unstayed for a period of 30 days; Borrower has not failed to pay its debts as they became due except for Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with generally accepted accounting principles; Borrower has not taken any action, nor has any intentions to take any action, which would constitute an “act of bankruptcy” under the Federal Bankruptcy Code and is not in contemplation thereof; and Borrower has received reasonably equivalent value for the granting of this Mortgage.

ARTICLE 6
DEBTOR/CREDITOR RELATIONSHIP
     Section 6.1 Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Mortgage and the Other Security Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.
ARTICLE 7
FURTHER ASSURANCES
     Section 7.1 Recording of Mortgage, Etc. Borrower will pay all existing or hereafter levied taxes (except for income taxes otherwise payable by Lender as a result of its collection of interest hereunder), filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Mortgage, the Other Security Documents, any note or mortgage supplemental hereto, any Mortgage with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any Mortgage with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.
     Section 7.2 Further Acts, Etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, financing statements, assignments, notices of assignment, transfers and assurances as Lender shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring, and confirming unto Lender the Property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended for or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage, or for complying with all Applicable Laws. Borrower, on demand of Lender, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower, or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 7.2.
     Section 7.3 Changes in Tax, Debt Credit and Documentary Stamp Laws.
     (a) If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Lender shall give

Borrower ten (10) days’ written notice thereof, and Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than two hundred seventy (270) days to declare the Debt immediately due and payable.
     (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option to declare the Debt immediately due and payable.
     Section 7.4 [RESERVED].
     Section 7.5 Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Security Document, Borrower will issue, in lieu thereof, a replacement Note or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Security Document in the same principal amount thereof and otherwise of like tenor.
ARTICLE 8
DUE ON SALE/ENCUMBRANCE
     Section 8.1 No Sale/Encumbrance. Borrower agrees that Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof (other than the interest of a tenant) to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred in any transaction which does not result in full payment of the Debt at the time of the closing of such transaction.
     Section 8.2 Sale/Encumbrance Defined. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 8 shall be deemed to include, but not be limited to, (a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (b) a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any aspect of the Property; or (c) the voluntary or involuntary sale, conveyance, transfer or pledge of a controlling equity interest in Borrower except to an affiliate.
ARTICLE 9
PREPAYMENT
     Section 9.1 Prepayment. The Note is subject to prepayment only in express accordance with those prepayment provisions, conditions and limitations, if any, that may be set forth in the Note.

ARTICLE 10
DEFAULT
     Section 10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:
(a)	If any Event of Default under the Note occurs;

(b)	If any representation or warranty of Borrower or any partner or beneficial owner of Borrower made herein or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been and continue to be false or misleading in any material respect when made and such falsity has a material and adverse effect on Borrower’s ability to perform or Borrower’s interest in the Property;

(c)	If any default occurs under Article 12 hereof and such default continues after the expiration of applicable notice and grace periods, if any;

(d)	If Borrower shall make an assignment for the benefit of creditors or if Borrower shall generally not be paying its debts as they become due;

(e)	If any case, proceeding or other action is commenced against Borrower seeking to have an order for relief entered against Borrower, as debtor, or seeking a reorganization, arrangement, adjustment, liquidation, dissolution or composition of Borrower or its debts under debtor relief laws, or seeking an appointment of a receiver, trustee, custodian, conservator, or liquidator or other similar official for Borrower or for all or any of the Property, or any other property of Borrower, and such case, proceeding or other action (i) results in the entry of an order for relief against Borrower or (ii) remains undismissed for a period of sixty (60) days; or if Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of any part of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within sixty (60) days from the date thereof;

(f)	If Borrower (1) fails to pay or perform any other obligation of whatever nature as set forth in any of the Other Security Documents or (2) breaches any covenant or agreement contained herein (including, without limitation, any insurance requirements mandated by Section 3.2 hereof) after delivery by Lender to Borrower of written notice of said default and Borrower’s failure to cure same within a thirty-day (30-day) period of time after the date of such notice unless such cure is not capable of cure within said period and Borrower thereafter diligently pursues the cure and such cure is completed within sixty (60) days thereafter;
(g)	If, after the date of the Mortgage, any superior lien is placed upon the Property, including without limitation, the liens of any and all special taxation or improvement districts or other bodies politic resulting from Borrower’s failure to pay taxes when due and payable as required by law; or

(h)	If Borrower violates Section 8.1 hereof.
ARTICLE 11
RIGHTS AND REMEDIES
     Section 11.1 Remedies. Upon the occurrence of any Event of Default, and after the providing of written notice and the passage of those applicable cure periods as are referenced in the Note, this Mortgage and/or the Other Security Documents, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:
(a)	Declare the entire unpaid Debt to be immediately due and payable;

(b)	Institute proceedings, judicial or otherwise, pursuant to its power of sale, which the Borrower acknowledges Lender to possess, for the complete foreclosure of this Mortgage under any Applicable Law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c)	With or without entry, to the extent permitted and pursuant to the procedures provided by Applicable Law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Mortgage for the balance of the Debt not then due, unimpaired and without loss of priority;

(d)	Institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Other Security Documents;

(e)	Recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage or the Other Security Documents;

(f)	Apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the

Debt and without regard for the solvency of Borrower, or of any person, firm or other entity liable for the payment of the Debt;
(g)	Subject to Applicable Law, the license granted to Borrower under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by Lender’s agents, nominees or attorneys and dispossess Borrower and Borrower’s agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and Borrower’s agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books records and accounts to Lender upon demand, and thereupon Lender may (1) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat subject to the Leases; (2) complete any construction on the Property in such manner and form as Lender deems advisable; (3) make alterations, additions, renewals, replacements and improvements to or on the Property; (4) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (5) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (6) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (7) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its reasonable discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, Lender’s counsel, agents and employees;

(h)	Exercise any and all rights and remedies granted to a secured party upon default under the Arkansas or Minnesota Uniform Commercial Code, as applicable relative to the Property and the Fixtures;

(i)	Apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Mortgage or any Other Security Document to the payment of the following items in any order in its reasonable discretion: (1) Taxes and Other Charges; (2) Insurance Premiums; (3) Interest on the unpaid principal balance of the Note; (4) Amortization of the unpaid principal balance of the Note; and all other sums payable pursuant to the Note, this Mortgage and the Other Security Documents, including, without limitation, advances made by Lender pursuant to the terms of this Mortgage;

(j)	Surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in Lender’s discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as Borrower’s agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) to collect such Insurance Premiums; or

(k)	Pursue such other remedies as Lender may have under Applicable Law.
     In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. If any Event of Default as described in Subsection 10.1 (f)(1) or (2) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.
     It is agreed that Lender may initiate a foreclosure action against all or any portion of the Property and that if a partial foreclosure action is prosecuted against only a portion of the Property, that the remaining Property shall continue to be subject to the lien and encumbrance of this Mortgage. Moreover, it is agreed that Lender may pursue nonjudicial foreclosure or otherwise liquidate the Property in multiple components and pursuant to multiple sales and that said acts shall not otherwise limit the continuing lien and encumbrance of this Mortgage with regard to Property that is not otherwise the subject of such liquidation.
     Section 11.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Mortgage or the Other Security Documents, shall be applied by Lender to the payment of Lender’s expenses, interest, principal and otherwise in accordance with that procedure set forth in the Note.
     Section 11.3 Right to Cure Defaults. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, cure the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect Lender’s interest in the Property or to foreclosure this Mortgage or collect the Debt, and the reasonable cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice to Borrower from Lender that such cost or expense was incurred to the date of payment of Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Mortgage and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

     Section 11.4 Actions and Proceedings. After the occurrence and during the continuance of an Event of Default, Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect Lender’s interest in the Property.
     Section 11.5 Recovery of Sums Required to be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.
     Section 11.6 Examination of Books and Records. Lender, Lender’s agents, accountants and attorneys shall have the right upon prior written notice to examine the records, books, management and other papers of Borrower and Borrower’s affiliates which reflect upon Borrower’s financial condition, at the Property or at any office regularly maintained by Borrower or Borrower’s affiliates where the books and records are located. Lender and Lender’s agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers. In addition, Lender, Lender’s agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower and Borrower’s affiliates pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower or Borrower’s affiliates where the books and records are located. Borrower shall pay all of Lender’s reasonable expenses associated with any such examinations if Borrower is in default of any of its obligations hereunder.
     Section 11.7 Other Rights, Etc.
     (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (1) the failure of Lender to comply with any request of Borrower to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or the Other Security Documents, (2) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (3) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage or the Other Security Documents.
     (b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.
     (c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Mortgage. The rights of Lender under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
ARTICLE 12
ENVIRONMENTAL HAZARDS
     Section 12.1 Environmental Warranties, Representations, and Covenants. Borrower represents and warrants that (a) to the best of Borrower’s knowledge, there are no Hazardous Materials (defined in this Section) on the Property in quantities which would require remediation under applicable Environmental Laws (defined in Section 12.2), and (b) neither Borrower, nor, to the best of Borrower’s knowledge, any prior owner or occupant of the Property has received any notice or advice from any governmental agency or any source whatsoever with respect to Hazardous Materials on, from or affecting the Property. Borrower covenants that the Property shall be kept free of Hazardous Materials in quantities which would require remediation under applicable Environmental Laws and neither Borrower nor any occupant of the Property shall use, transport, store, dispose of or in any manner deal with Hazardous Materials on the Property, except in compliance with all applicable federal, state and local laws, ordinances, rules and regulations and as used in the ordinary course of Borrower’s or occupant’s business conducted on the Property. Borrower shall comply with, and will use all due diligence and best efforts to ensure compliance by all tenant occupants of the Property with, all applicable environmental federal, state and local laws, ordinances, rules and regulations, and shall keep the Property free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations. In the event that any Borrower receives any notice or advice from any governmental agency or any source whatsoever with respect to Hazardous Materials on, from or affecting the Property, Borrower shall immediately notify Lender. Borrower shall conduct and complete all investigations, studies, sampling, and testing, and all remedial actions necessary to clean up and remove all Hazardous Materials from the Property in accordance with all applicable federal, state and local laws, ordinances, rules and regulations. The term “Hazardous Materials” as used in this Mortgage shall include, without limitation, (a) those substances defined as “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. § 801, et seq., and in the regulations promulgated pursuant thereto; (b) those substances designated as a “hazardous substance” under or pursuant to the Federal Water Pollution Control Act, 33 U.S.C. § 1257, et seq., and in the regulations promulgated pursuant thereto; (c) those substances listed in the United States Department of Transportation Table (40 C.F.R. Part 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); and (d) all gasoline, petroleum products, lead paint, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, or any other substance or material defined as a hazardous or toxic substance or material by any federal, state or local law, ordinance, rule, or regulation of whatever nature. The obligations and liabilities of Borrower under this paragraph shall survive any foreclosure, entry of a judgment of foreclosure, or delivery of a deed in lieu of foreclosure, or any other release of the Mortgage or the Note.

     Section 12.2 Environmental Covenants and Warranties. Borrower covenants, warrants, and agrees that so long as the Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property, Borrower will use all due diligence and commercially reasonable efforts to ensure that:
(a)	All uses and operations on or of the Property, whether by Borrower or any other person or entity known to Borrower, shall be in material compliance with all Environmental Laws (as defined in this Section) and permits issued pursuant to the Environmental Laws;

(b)	There shall be no releases of Hazardous Materials in, on, under or from the Property, except such releases as may be in compliance with all Environmental Laws;

(c)	There shall be no Hazardous Materials in, on, or under the Property, except those that are in compliance with all Environmental Laws and with permits issued pursuant the Environmental Laws;

(d)	The Property shall remain free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the “Environmental Liens”);

(e)	Borrower shall at its sole cost and expense, fully and expeditiously cooperate in all activities required or reasonably requested by Lender or applicable governmental agencies relating to any release of hazardous Materials, including, but not limited to providing all relevant information relating to any release of Hazardous Materials and violation of any Environmental Laws and making knowledgeable persons available for interviews;

(f)	Borrower shall at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender after Lender has presented to Borrower a reasonable basis to suspect that this paragraph has been violated (including, but not limited to camping, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and deliver to Lender the reports and other results thereof, and Lender and its successors, assigns, officers, directors, agents and employees shall be entitled to rely on such reports and other results thereof;

(g)	Borrower shall at its sole cost and expense, comply with all reasonable written requests of Lender to (1) reasonably effectuate remediation of any condition relating to any Hazardous Material (including, but not limited to a release of a Hazardous Material) in, on, under or from the Property, (2) comply with any Environmental Law, (3) comply with any directive from any governmental authority, and (4) take any other reasonable action necessary or appropriate for protection of human health or the environment;

(h)	Borrower shall not do or knowingly allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property;

(i)	Borrower shall immediately notify Lender in writing promptly after it has become aware of (1) any presence or release or threatened releases of Hazardous Materials in, on, under, from or migrating towards the Property, which is required to be reported to a governmental authority under any Environmental Law, (2) any actual Environmental Lien affecting the Property, (3) any required remediation of environmental conditions relating to the Property, and (4) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including, but not limited to a governmental entity) relating in any way to Hazardous Materials or the remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or threatened administrative or judicial proceedings in connection with anything referred to in Section 12.1 hereof; and
     As used herein, the term “Environmental Laws” shall mean all federal, state, municipal, local and other laws, statutes, regulations, decrees and rules of every nature as may have been or which may subsequently be promulgated by said governmental or other entity which address or regulate in any form or fashion the management, administration, disposal, handling, use or otherwise of Hazardous Materials including, without limitation, CERCLA; RCRA; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., and in the regulations promulgated pursuant thereto; the Federal Water Pollution Control Act, 33 U.S.C. § 1257, et seq., and in the regulations promulgated pursuant thereto; United States Department of Transportation Table Regulations, 40 C.F.R. Part 172.101 and amendments thereto; or the Environmental Protection Agency Regulations (or any successor agency), 40 C.F.R. Part 302 and amendments thereto.
ARTICLE 13
INDEMNIFICATION
     Section 13.1 General Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties (defined below in this Section) from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including, but not limited to reasonable attorneys’ fees and other costs of defense) (the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (but excluding Losses arising out of Lender’s gross negligence or willful misconduct):

(a)	Ownership of this Mortgage, the Property or any interest therein or receipt of any Rents;

(b)	Any amendment to, or restructuring of, the Debt, and the Note, this Mortgage, or any Other Security Documents except as agreed to by any Indemnified Party;

(c)	Any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Mortgage or the Note or any of the Other Security Documents, whether or not suit is filed in connection with same, or in connection with Borrower and/or any joint venturer thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding;

(d)	Borrower’s ownership or operation of the Property, including any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;

(e)	Any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;

(f)	Any Event of Default by Borrower under this Mortgage or any failure on the part of Borrower to perform or be in compliance with any of the terms of this Mortgage;

(g)	Performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof;

(h)	The failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Mortgage is made;

(i)	Any failure of the Property to be in material compliance with any Applicable Laws;

(j)	The enforcement by any Indemnified Party of the provisions of this Article 13;

(k)	Any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on Lender’s part to perform or discharge any of the terms covenants, or agreements contained in any Lease;

(l)	The payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Note and secured by this Mortgage; or

(m)	Any material misrepresentation made by Borrower in this Mortgage or any Other Security Document.
     Any amounts payable to Lender by reason of the application of this Section 13.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date Borrower is notified of such loss or damage is sustained by Lender until paid. For purposes of this Article 13, the term “Indemnified Parties” means Lender, its successors and assigns and any person or entity who is or will have been involved in the origination of this loan, any person or entity who is or will have been involved in the servicing of this loan, any person or entity in whose name the encumbrance created by this Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this loan (including, but not limited to custodians, trustees and other fiduciaries who hold or have held a full or partial interest in this loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this loan or the Property, whether during the term of this loan or as a part of or following a foreclosure of this loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business). The obligations of each Borrower for costs and expenses under this Article 13 shall be separate and independent and not joint and several and shall be expressly limited to such Borrower’s pro rata share of the financial obligations of the Borrower to Lender under the Note.
     Section 13.2 ERISA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 5.7.
     Section 13.3 Environmental Indemnification. As set forth in Article 12 hereof, Borrower covenants and agrees that Borrower shall, at Borrower’s sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all losses and costs of remediation arising as a result of the presence of Hazardous Materials in, on, above or under the Property or the occurrence of those other events as set forth in Article 12 hereof.
     Section 13.4 Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of the Indemnified Parties, the Indemnified Parties’ attorneys shall control the resolution of claim or proceeding, provided, however, that the Indemnified Party shall not settle any such claim or proceeding without the approval of Borrower, which approval shall not be unreasonably withheld. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.
ARTICLE 14
WAIVERS
     Section 14.1 Marshaling and Other Matters. Borrower hereby waives, to the extent permitted by Applicable Law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale hereunder of the Property or any part thereof or any interest therein, including, without limitation, any and all rights of redemption under the Act of the General Assembly of the State of Arkansas approved May 8, 1899 and all amendments thereto. Further, Borrower hereby expressly waives, to the extent permitted by Applicable Law any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Mortgage and on behalf of all persons.
     Section 14.2 Waiver of Notice. To the extent permitted by Applicable Law, Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which the Note, this Mortgage, or any other document or instrument given in connection therewith, specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any such notice from Lender.
     Section 14.3 Waiver of Statute of Limitations. Borrower hereby expressly waives and releases to the fullest extent permitted by Applicable Law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.
     Section 14.4 Waiver of Redemption Rights. Borrower specifically waives, to the extent permitted by Applicable Law, all redemption powers and appraisal rights which otherwise might be available to Borrower.
     Section 14.5 Sole Discretion of Lender. Wherever pursuant to this Mortgage (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.
     Section 14.6 Survival. Except as hereinafter specifically set forth below, the representations and warranties, covenants, and other obligations arising under this Mortgage shall in no way be impaired by any satisfaction or other termination of this Mortgage, any assignment or other transfer of all or any portion of this Mortgage or Lender’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the Other Security Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Mortgage, the Note or the Other Security Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto. All obligations and liabilities of Borrower under this Mortgage shall cease and terminate on the first anniversary of the date of payment to Lender in cash of the entire Debt, provided that contemporaneously with or subsequent to such payment, Borrower, subject to the limitations set forth in this Mortgage, at its sole cost and expense, delivers to Lender an environmental audit of the Property in form and substance, and prepared by a qualified environmental consultant, reasonably satisfactory in all respects to Lender and indicating the Property is in material compliance with all applicable Environmental Laws.
     Section 14.7 WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS MORTGAGE OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, LENDER’S OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.
ARTICLE 15
NOTICES
     Section 15.1 Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (b) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
If to Borrower:
LAKES ENTERTAINMENT, INC.
130 Cheshire Lane
Minnetonka, Minnesota 55305
Attn: Timothy Cope, President/CFO
and Damon Schramm, Vice President and General Counsel
With a copy to:
GRAY PLANT MOOTY
500 IDS Center
Minneapolis, Minnesota 55402

Attn: Daniel Tenenbaum
If to Lender:
FIRST STATE BANK
Attn: Randy Sims
620 Chestnut Street
Conway, Arkansas 72032
With a copy to:
GILL ELROD RAGON OWEN & SHERMAN, P.A.
Attn: Daniel Goodwin
425 West Capitol Avenue, Suite 3801
Little Rock, Arkansas 72201
or addressed as such party may from time to time designate by written notice to the other parties.
     Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.
     For purposes of this Subsection, “Business Day” shall mean a day on which commercial banks are authorized to conduct business or Assignee is open for business in the State of Arkansas.
ARTICLE 16
APPLICABLE LAW
     Section 16.1 CHOICE OF LAW. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARKANSAS (WITHOUT REGARD TO CHOICE OF LAW OR CONFLICT OF LAWS RULES) AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF ARKANSAS, EXCEPT TO THE EXTENT THAT REAL AND PERSONAL PROPERTY LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, INCLUDING LAWS RELATING TO PERFECTION AND THE EFFECT OF PERFECTION AND NON-PERFECTION OF LIENS ON REAL AND PERSONAL PROPERTY, OR THE TRANSFER OF, AND EFFECT OF TRANSFER OF, SECURITY TITLE TO REAL PROPERTY LOCATED IN SUCH STATE, SHALL NECESSARILY APPLY TO THE EXERCISE OF ANY REMEDIES RELATING TO THE ENFORCEMENT OF THE SECURITY COVERED BY THIS MORTGAGE AND PROVIDED FURTHER, THE PARTIES EXPRESSLY CHOOSE THE LAWS OF THE STATE OF IN WHICH THE PROPERTY IS LOCATED TO GOVERN THE EFFECTIVENESS OF THE GRANT AND CONVEYANCE OF THE LIEN AGAINST AND SECURITY TITLE TO THE PROPERTY.
     Section 16.2 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any Applicable Law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of the term shall not be affected thereby.
ARTICLE 17
COSTS
     Section 17.1 Performance at Borrower’s Expense. Borrower acknowledges and confirms that Lender shall impose and Borrower shall pay upon demand certain administrative processing and/or commitment fees in connection with (a) Borrower’s request for any extension, renewal, modification, amendment and termination of its loans, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property as required or permitted under this Mortgage, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an “Event”). Borrower further acknowledges and confirms that Borrower shall be responsible for the payment of all reasonable and necessary costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority, but not more frequently than once every five (5) years unless an Event of Default shall have occurred. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any reasonable and necessary additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of Lender, whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise. The obligations of each Borrower for costs and expenses under this Article 17 shall be separate and independent and not joint and several and shall be expressly limited to such Borrower’s pro rata share of the financial obligations of the Borrower to Lender under the Note.
     Section 17.2 Attorneys’ Fees for Enforcement. (a) Borrower shall pay all reasonable attorneys’ fees incurred by Lender in connection with (1) the preparation of the Note, this Mortgage and the Other Security Documents; and (2) the items set forth in Section 17.1 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal expenses and reasonable attorneys’ fees, incurred or paid by Lender in protecting its interest in the Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate (as defined in that Secured Term Promissory Note of even date herewith) from the date paid or incurred by Lender until such expenses are paid by Borrower.
ARTICLE 18
DEFINITIONS
     Section 18.1 General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Mortgage,” the word “person” shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word “Property” shall include any portion of the Property and any interest therein, the phrases “attorneys’ fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights under this Mortgage, and the phrase “Loan Agreement” shall have the meaning ascribed to it in the Note.
     Section 18.1 Headings, Etc. The headings and captions of various Sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
ARTICLE 19
MISCELLANEOUS PROVISIONS
     Section 19.1 No Oral Change. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
     Section 19.2 Duplicate Originals; Counterparts. This Mortgage may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Mortgage may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Mortgage. The failure of any party hereto to execute this Mortgage, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
     Section 19.3 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
     Section 19.4 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower’s obligations hereunder, under the Note and the Other Security Documents and the performance and discharge of the Other Obligations.

     Section 19.5 Entire Agreement. The Note, this Mortgage and the Other Security Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Mortgage and the Other Security Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Mortgage and the Other Security Documents.
     Section 19.6 Waiver. No waiver by Lender of any default or breach by Borrower hereunder shall be implied from any omission by Lender to take, or any delay in taking, action on account of such default other than the default expressly made the subject of the waiver and any such express waiver shall be operative only for the time and to the extent therein stated. Any waiver of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Lender to or of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act. The intent of this paragraph is to avoid unintentional waivers by Lender of any of its rights hereunder.
     Section 19.7 No Duty of Lender. Nothing in this Agreement shall impose or imply any duty or obligation whatsoever upon Lender, and Lender shall be under no duty, to take any action to preserve rights of Borrower with respect to any of the security held by Lender for the obligations. Borrower waives any and all impairment of recourse and/or impairment of collateral defenses that it may possess against the Lender.
     Section 19.8 Binding Effect; Assignment. This Agreement may be assigned by Lender. Borrower may not assign its interest in, or obligation under, this Agreement except with the written consent of Lender. Subject to the forgoing, all of the terms, covenants, conditions, representations and warranties hereof shall inure to the benefit of, and be binding upon, the successors and assigns of Lender and Borrower. Borrower hereby consents to the collateral assignment of Lender’s interests in and to this Agreement to third party creditors of Lender without the need for any further consent of whatever nature by Borrower. Should Lender’s assignee assume rights under this agreement, Borrower covenants and agrees that it will continue to perform this agreement in accordance with its terms and conditions and shall recognize said assignee as the lawful and enforceable successor in interest to Lender.
     Section 19.9 Preparation of Agreement. The parties hereto acknowledge that this Agreement has been negotiated and prepared in an arms-length transaction and that both Lender and Borrower have negotiated all the terms contained herein. Accordingly, the parties agree that neither party shall be deemed to have drafted this agreement and this agreement shall not be interpreted against either party as the draftsman.
     Section 19.10 Other Acts and Documents. The parties agree to undertake such other acts and execute such other documents as may be reasonably necessary to effect the purpose and intent of this Mortgage.

     Section 19.11 [RESERVED].
     Section 19.12 Advice of Counsel. Each party acknowledges to the other that such party has been advised by legal counsel in connection with the negotiation and execution of this Agreement and that each party understands the terms and conditions contained herein and that each has entered into this Agreement voluntarily.
     Section 19.13 Construction. Unless the context of any provision contained in this document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, paragraph, exhibit and similar references are to this Agreement unless otherwise specified. Any reference in this Mortgage to this Agreement, or any other agreement to which Lender and Borrower are a party shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions and supplements thereto.
     Section 19.14 Severability. In the event that any one or more of the provisions contained in this Mortgage or in any other loan document executed in connection herewith shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other loan document executed in connection herewith, and in lieu of such invalid, illegal or unenforceable provision there shall be added automatically as part of this Agreement or any other loan document executed in connection herewith a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and unenforceable thereafter.
ARTICLE 20
MINNESOTA STATE-SPECIFIC PROVISIONS
     Section 20.1 Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article 20 and the other provisions of this Mortgage, the terms and conditions of this Article 20 shall control and be binding.
     Section 20.2 Application of Rents. All Rents collected by Lender, or by a receiver, shall be held and applied in the following order:
     (a) to payment of all reasonable fees of the receiver, if any, approved by the court;
     (b) to the repayment when due of all tenant security deposits, with interest thereon, pursuant to the provisions of Minn. Statutes, § 504B.178;
     (c) to payment of all delinquent or current real estate taxes and special assessments payable with respect to the Property or, if this Mortgage so requires, to the periodic escrow for the payment thereof;

     (d) to payment of all premiums then due for the insurance required by the provisions of this Mortgage or, if this Mortgage so requires, to the periodic escrow for the payment thereof;
     (e) to payment of expenses incurred for normal maintenance of the Property;
     (f) if received prior to any foreclosure sale of the Property, to Lender for payment of the indebtedness secured by this Mortgage, but no such payment made after acceleration of the indebtedness shall affect such acceleration; and
     (g) if received during or with respect to a period after a foreclosure sale of the Property:
     (1) if the purchaser at the foreclosure sale is not Lender, first to Lender to the extent of any deficiency of the sale proceeds to repay the indebtedness secured by this Mortgage, second to the purchaser as a credit to the redemption price, but if the Property is not redeemed, then to the purchaser of the Property;
     (2) if the purchaser at the foreclosure sale is Lender, first to Lender to the extent of any deficiency of the sale proceeds to repay the indebtedness secured by this Mortgage and the balance to the retained by Lender as a credit to the redemption price, but if the Property is not redeemed, then to Lender, whether or not such deficiency exists.
     The rights and powers of Lender under this Mortgage and the application of the Rents shall continue and remain in full force and effect both before and after commencement of any action or procedure to foreclose this Mortgage, after any foreclosure sale of the Property in connection with the foreclosure of this Mortgage, and until expiration of the period of redemption from any such foreclosure sale, whether or not any deficiency from the unpaid balance of the Indebtedness exists after such foreclosure sale.
     Section 20.3 Receiver. Lender shall be entitled as a matter of right without notice and without giving bond and without regard to the solvency or insolvency of Borrower, or waste of the Property or adequacy of the security of the Property, to apply for the appointment of a receiver, in accordance with the statutes and law made and provided. The receiver shall collect the rents, and all other income of any kind; manage the Property so to prevent waste; execute leases within or beyond the period of receivership, pay all expenses for normal maintenance of the Property and perform the terms of this Mortgage and apply the rents, issues and profits in the following order to (i) payment of the reasonable fees of said receiver, (ii) application of tenant security deposits as required by Minn. Stats. § 504B.178, (iii) payment when due of prior or current real estate taxes or special assessments with respect to the Property or, if this Mortgage so requires, to the periodic escrow for the payment thereof, (iv) the payment when due of premiums for insurance of the type required by this Mortgage or, if this Mortgage so requires, to the periodic escrow for the payment thereof; and (v) as further provided in any assignment of rents executed by Borrower as further security for the Indebtedness (whether included in this Mortgage or a separate instrument), including but not limited to applying the same to the costs and expenses of the receivership, including reasonable attorney’s fees, to the repayment of the Indebtedness and to the operation, maintenance, upkeep and repair of the Property, including payment of taxes and payments of premiums of insurance. Borrower does hereby irrevocably consent to such appointment.
     Section 20.4 Foreclosure; Action or Advertisement. Lender may (and is hereby authorized and empowered to) foreclose this Mortgage by action or advertisement, pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Property at public auction and convey the same to the purchaser in fee simple and, out of the proceeds arising from such sale, to pay all Indebtedness secured hereby with interest, and all legal costs and charges of such foreclosure and the maximum attorneys’ fees permitted by law, which costs, charges and fees Borrower agrees to pay. Any real estate or interest or estate sold hereunder may be sold in one parcel, as an entirety, or in such parcels and in such manner or order as Lender, in its sole discretion, may elect. In case of any sale of the Property pursuant to any judgment or decree of any court or at public auction or otherwise in connection with the enforcement of any of the terms of this Mortgage, Lender, its successors and assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Loan Agreement and any claims for interest accrued and unpaid thereon, together with all other sums, with interest, advanced and unpaid hereunder, and all statutory charges for such foreclosure including maximum attorney’s fees allowed by law in order that there may be credited as paid on the purchase price the sum then due under the Loan Agreement including principal and interest thereon and all other sums, with interest, advanced and unpaid hereunder, and all charges and expenses of such foreclosure including maximum attorney’s fees allowed by law.
     Section 20.5 Fixture Filing. From the date of its recording, this Mortgage shall be effective as a financing statement filed as a fixture financing with respect to all goods constituting part of the Property (as defined in Article 1 hereof) which are or are to become fixtures related to the Land described herein. For this purpose, the following information is set forth:
- the name and mailing address of Debtor is the Borrower as set forth on page 1 of this Mortgage.
- the name and mailing address of Secured Party is the Lender as set forth on page 1 of this Mortgage.
- This document covers goods which are or are to become fixtures.
- The name of the record owner of the Land is the Debtor described above.
- Debtor is organized as a Minnesota corporation.
- Debtor’s jurisdiction of organization is Minnesota
- Debtor’s organizational identification number is MN10E-882.
[The remainder of this page intentionally left blank;
signatures appear on the following page.]

[Signature Page to Mortgage, Security Agreement and
Absolute Assignment of Leases and Rents]
     IN WITNESS WHEREOF, this Mortgage, Security Agreement and Absolute Assignment of Leases and Rents has been executed by Borrower on date set forth in the preface.

BORROWER:

LAKES ENTERTAINMENT, INC.

By:	/s/ Timothy Cope

Title:	President and Chief Financial Officer
ACKNOWLEDGMENT
STATE OF Minnesota   )
                               )ss.
COUNTY OF Hennepin   )
     Personally appeared before me, the undersigned authority in and for the said county and state, on this 28th day of October, 2008, within my jurisdiction, the within-named Timothy Cope, who acknowledged that he/she was the President and Chief Financial Officer, of LAKES ENTERTAINMENT, INC. a Minnesota business corporation, and that, for and on behalf of the said Corporation and as its act and deed, he/she executed the above and foregoing instrument after first having been duly authorized by said Corporation to do so.

/s/ Tamora R. Hartman
Notary Public

My Commission expires:
  January 31, 2012

Loan Number:
EXHIBIT A
LEGAL DESCRIPTION OF MORTGAGED PROPERTY
Lot 1, Block 1, Carlson Center East, Hennepin County, Minnesota.
TOGETHER WITH the benefits and easements created in Declaration of Easements and Covenants dated December 18, 1996, filed December 20, 1996 as Document No. 2771390, and as amended by that certain First Amendment to the Declaration of Easements and Covenants dated March 25, 1998, filed April 14, 1998 as Document No. 3009312.
TOGETHER WITH the rights and easements created under the terms of that certain Water Main Easement dated March 26, 1999, filed April 5, 1999 as Document No. 3141558.
Torrens Property Certificate of Title No. 1077389
Municipal Address: 130 Cheshire Lane, Minnetonka, MN 55305

A-1